Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2008 and

For the Three Months Ended March 31, 2008 and 2007

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$14,886	100	(283)	14,703
Interest-bearing bank balances	2,991	—	245	3,236
Federal funds sold and securities purchased under resale agreements	3,041	2,489	5,114	10,644

Total cash and cash equivalents	20,918	2,589	5,076	28,583
Trading account assets	57,895	—	14,697	72,592
Securities	101,433	3,274	9,476	114,183
Loans, net of unearned income	406,435	58,593	15,454	480,482
Allowance for loan losses	(5,507)	(1,174)	114	(6,567)

Loans, net	400,928	57,419	15,568	473,915
Loans held for sale	9,077	—	2,352	11,429
Premises and equipment	4,307	282	2,144	6,733
Due from customers on acceptances	1,109	—	—	1,109
Goodwill	32,956	—	10,112	43,068
Other intangible assets	2,073	372	(407)	2,038
Other assets	35,121	3,659	16,145	54,925

Total assets	$665,817	67,595	75,163	808,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,277	48	(2,374)	60,951
Interest-bearing deposits	390,601	4,683	(11,271)	384,013

Total deposits	453,878	4,731	(13,645)	444,964
Short-term borrowings	34,779	1,300	21,778	57,857
Bank acceptances outstanding	1,118	—	—	1,118
Trading account liabilities	25,560	—	3,327	28,887
Other liabilities	12,976	1,176	4,884	19,036
Long-term debt	64,431	56,161	55,061	175,653

Total liabilities	592,742	63,368	71,405	727,515

Minority interest in net assets of consolidated subsidiaries	1,431	—	1,637	3,068

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	5,800	5,800
Common stock	455	—	6,096	6,551
Paid-in capital	53,924	30,564	(28,121)	56,367
Retained earnings	18,600	(26,404)	19,253	11,449
Accumulated other comprehensive income, net	(1,335)	67	(907)	(2,175)

Total stockholders’ equity	71,644	4,227	2,121	77,992

Total liabilities and stockholders’ equity	$665,817	67,595	75,163	808,575

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$6,575	1,000	2	7,577
Interest and dividends on securities	1,283	66	147	1,496
Trading account interest	385	—	186	571
Other interest income	135	20	380	535

Total interest income	8,378	1,086	715	10,179

INTEREST EXPENSE
Interest on deposits	2,988	41	(88)	2,941
Interest on borrowings	1,194	510	782	2,486

Total interest expense	4,182	551	694	5,427

Net interest income	4,196	535	21	4,752
Provision for credit losses	2,108	613	110	2,831

Net interest income after provision for credit losses	2,088	(78)	(89)	1,921

FEE AND OTHER INCOME
Service charges and fees	664	106	404	1,174
Commissions	212	—	702	914
Fiduciary and asset management fees	212	—	1,227	1,439
Principal investing	3	—	443	446
Other income	279	45	(1,520)	(1,196)

Total fee and other income	1,370	151	1,256	2,777

NONINTEREST EXPENSE
Salaries and employee benefits	1,655	157	1,448	3,260
Occupancy and equipment	482	35	185	702
Other intangible amortization	65	4	34	103
Sundry expense	1,629	100	(353)	1,376

Total noninterest expense	3,831	296	1,314	5,441

Minority interest in income of consolidated subsidiaries	—	—	155	155

Loss before income tax benefits	(373)	(223)	(302)	(898)
Income tax benefits	(4)	(86)	(144)	(234)

Net loss	(369)	(137)	(158)	(664)
Dividends on preferred stock	—	—	43	43

Net loss available to common stockholders	$(369)	(137)	(201)	(707)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$5,317	2,464	(163)	7,618
Interest and dividends on securities	1,404	26	48	1,478
Trading account interest	295	—	138	433
Other interest income	128	29	454	611

Total interest income	7,144	2,519	477	10,140

INTEREST EXPENSE
Interest on deposits	2,423	792	(201)	3,014
Interest on borrowings	1,260	650	716	2,626

Total interest expense	3,683	1,442	515	5,640

Net interest income	3,461	1,077	(38)	4,500
Provision for credit losses	160	7	10	177

Net interest income after provision for credit losses	3,301	1,070	(48)	4,323

FEE AND OTHER INCOME
Service charges and fees	641	18	371	1,030
Commissions	184	—	475	659
Fiduciary and asset management fees	155	—	798	953
Principal investing	—	—	48	48
Other income	1,429	4	(389)	1,044

Total fee and other income	2,409	22	1,303	3,734

NONINTEREST EXPENSE
Salaries and employee benefits	1,603	220	1,149	2,972
Occupancy and equipment	463	33	123	619
Other intangible amortization	61	54	3	118
Sundry expense	1,393	12	(493)	912

Total noninterest expense	3,520	319	782	4,621

Minority interest in income of consolidated subsidiaries	—	—	136	136

Income before income taxes	2,190	773	337	3,300
Income taxes	597	279	122	998

Net income	$1,593	494	215	2,302

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	3,500	3,500

Balance, March 31, 2008	—	—	5,800	5,800

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued for Stock options and restricted stock	—	—	19	19
Acquisitions	—	—	—	—

Balance, March 31, 2008	455	—	6,096	6,551

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	29,964	(27,740)	56,149
Preferred shares issued	—	—	(3)	(3)
Purchases of common stock	—	—	(16)	(16)
Common stock issued for Stock options and restricted stock	—	—	353	353
Acquisitions	—	—	—	—
Contributed capital	—	600	(600)	—
Changes incident to business combinations	(1)	—	1	—
Deferred compensation, net	—	—	(116)	(116)

Balance, March 31, 2008	53,924	30,564	(28,121)	56,367

RETAINED EARNINGS
Balance, December 31, 2007	18,997	(26,267)	20,726	13,456
Cumulative effect of an accounting change, net of income taxes	(28)		4	(24)
Purchases of common stock	—	—	(2)	(2)
Net income	(369)	(137)	(158)	(664)
Acquisitions	—	—	—	—
Changes incident to business combinations	—	—	—	—
Changes incident to subsidiary divestiture	—	—	—	—
Cash dividends	—	—	(1,317)	(1,317)
Noncash dividends	—	—	—	—

Balance, March 31, 2008	18,600	(26,404)	19,253	11,449

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	6	6
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(361)	39	(292)	(614)

Balance, March 31, 2008	(1,335)	67	(907)	(2,175)

Total stockholders’ equity, March 31, 2008	$71,644	4,227	2,121	77,992

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,845	6,300
Purchases of common stock	—	—	(16)	(16)
Common stock issued for
Stock options and restricted stock	—	—	32	32
Acquisitions	—	—	—	—

Balance, March 31, 2007	455	—	5,861	6,316

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,313)	51,793
Purchases of common stock	—	—	(139)	(139)
Common stock issued for
Stock options and restricted stock	—	—	612	612
Acquisitions	—	—	—	—
Changes incident to business combinations	(1)	5	(4)	—
Deferred compensation, net	—	—	(240)	(240)

Balance, March 31, 2007	37,355	16,755	(2,084)	52,026

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(129)	(129)
Net income	1,593	494	215	2,302
Acquisitions	—	—	—	—
Cash dividends	(500)	—	(571)	(1,071)

Balance, March 31, 2007	16,209	8,490	(11,321)	13,378

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Net unrealized gains on debt and equity securities and on derivative financial instruments	159	—	7	166

Balance, March 31, 2007	(831)	—	(1,103)	(1,934)

Total stockholders’ equity, March 31, 2007	$53,188	25,245	(8,647)	69,786

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$(369)	(137)	(158)	(664)
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	4	—	(2)	2
Provision for credit losses	2,108	613	110	2,831
(Gain) loss on securitization transactions	(15)	—	2	(13)
Securities transactions	600	—	(395)	205
Depreciation and other amortization	242	10	331	583
Trading account assets, net	(8,429)	—	(1,474)	(9,903)
(Gain) loss on sales of premises and equipment	(5)	(1)	1	(5)
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	18	18
Loans held for sale, net	(1,276)	—	(2,031)	(3,307)
Deferred interest on certain loans	(179)	(258)	(1)	(438)
Other assets, net	(2,486)	(1,109)	(31)	(3,626)
Trading account liabilities, net	7,395	—	(93)	7,302
Other liabilities, net	1,125	274	(2,026)	(627)

Net cash used by operating activities	(971)	(608)	(5,749)	(7,328)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	1,566	117	6,526	8,209
Maturities of securities	4,165	—	364	4,529
Purchases of securities	(10,949)	—	(7,150)	(18,099)
Origination of loans, net	(3,173)	(7,914)	(944)	(12,031)
Sales of premises and equipment	12	8	(1)	19
Purchases of premises and equipment	(309)	(17)	(70)	(396)
Goodwill and other intangible assets	330	(304)	6	32
Purchase of bank-owned separate account life insurance, net	(89)	—	(1)	(90)

Net cash used by investing activities	(8,447)	(8,110)	(1,270)	(17,827)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(4,308)	(328)	471	(4,165)
Securities sold under repurchase agreements and other short-term borrowings, net	7,369	—	95	7,464
Issuances of long-term debt	6,594	12,145	4,980	23,719
Payments of long-term debt	(4,562)	(1,179)	(3,332)	(9,073)
Issuances of preferred shares	—	—	3,497	3,497
Issuances of common stock, net	—	—	21	21
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	—	600	(600)	—
Changes incident to business combinations	(1)	—	1	—
Income tax shortfall from share-based payment arrangements	—	—	(18)	(18)
Cash dividends paid	—	—	(1,317)	(1,317)

Net cash provided by financing activities	5,092	11,238	3,778	20,108

Increase (decrease) in cash and cash equivalents	(4,326)	2,520	(3,241)	(5,047)
Cash and cash equivalents, beginning of year	25,244	69	8,317	33,630

Cash and cash equivalents, end of year	$20,918	2,589	5,076	28,583

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$1,849	—	—	1,849
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	6,801	—	—	6,801
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,593	494	215	2,302
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(7)	—	2	(5)
Provision for credit losses	160	7	10	177
Gain on securitization transactions	(47)	—	(22)	(69)
Gain on sale of mortgage servicing rights	(2)	—	—	(2)
Securities transactions	(38)	—	(15)	(53)
Depreciation and other amortization	235	61	238	534
Trading account assets, net	(3,296)	—	3,876	580
Loss on sales of premises and equipment	—	—	1	1
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(8)	(8)
Loans held for sale, net	(2,319)	—	(325)	(2,644)
Deferred interest on certain loans	—	(378)	—	(378)
Other assets, net	(5,108)	82	1,466	(3,560)
Trading account liabilities, net	(136)	—	(801)	(937)
Other liabilities, net	(1,097)	(128)	(2,153)	(3,378)

Net cash provided (used) by operating activities	(10,332)	138	2,484	(7,710)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	2,060	127	(51)	2,136
Maturities of securities	4,346	—	122	4,468
Purchases of securities	(3,879)	—	(229)	(4,108)
Origination of loans, net	(3,453)	985	933	(1,535)
Sales of premises and equipment	70	9	28	107
Purchases of premises and equipment	(223)	(40)	28	(235)
Goodwill and other intangible assets	(64)	(53)	(395)	(512)
Purchase of bank-owned separate account life insurance, net	(397)	—	—	(397)

Net cash provided (used) by investing activities	(1,540)	1,028	436	(76)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(6,263)	3,224	851	(2,188)
Securities sold under repurchase agreements and other short-term borrowings, net	4,244	(400)	(5,857)	(2,013)
Issuances of long-term debt	5,621	2,250	4,559	12,430
Payments of long-term debt	(1,793)	(7,773)	876	(8,690)
Issuances of common stock, net	—	—	184	184
Purchases of common stock	—	—	(284)	(284)
Changes incident to business combinations	(1)	5	(4)	—
Excess income tax benefits from share-based payment arrangements	—	—	8	8
Cash dividends paid	(500)	—	(571)	(1,071)

Net cash provided (used) by financing activities	1,308	(2,694)	(238)	(1,624)

Increase (decrease) in cash and cash equivalents	(10,564)	(1,528)	2,682	(9,410)
Cash and cash equivalents, beginning of year	24,603	1,961	8,352	34,916

Cash and cash equivalents, end of period	$14,039	433	11,034	25,506

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$499	—	—	499
Transfer to loans from loans held for sale	180	—	—	180
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)